UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2026
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Peloton Interactive, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39058	47-3533761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (929) 567-0006

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of CFO

On May 26, 2026, Peloton Interactive, Inc. (the “Company”) announced the appointment of Siddharth (“Sid”) Thacker as Chief Financial Officer (“CFO”) effective June 22, 2026. Saqib Baig will step down from his position as Interim CFO, effective June 22, 2026, and will remain Chief Accounting Officer.

Mr. Thacker served as CFO of Rent the Runway, Inc. (“RTR”) from May 2023 to June 2026. Prior to that, he served as RTR’s Senior Vice President, Financial Planning & Analysis, from July 2022 to May 2023. Prior to joining RTR, from January 2020 to March 2022, Mr. Thacker served as an Investment Partner at Coalition Investment Partners, LP, an alternative asset manager. Mr. Thacker has been a general partner of SAR Capital Advisors, LP, an investment advisory firm, since June 2018, and served as its Chief Executive Officer from June 2018 to January 2020. From August 2011 to December 2017, he served as Founder, Chief Executive Officer and Chief Investment Officer of Signpost Capital Advisors, LP, an investment advisory firm. Mr. Thacker holds a B.A. from Oberlin College and an M.B.A. from Harvard Business School.

The Company and Mr. Thacker have entered into an employment offer letter, dated May 21, 2026 in connection with Mr. Thacker’s appointment as CFO (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Thacker is eligible for the following compensation: (i) an annual base salary of $635,000, (ii) an annual cash bonus equal to 60% of his annual base salary, which will be prorated for fiscal year 2026 to account for Mr. Thacker’s partial year of service, (iii) equity awards initially valued at $8,000,000, subject to approval by the board of directors of the Company, to be allocated as follows: (a) time-based restricted stock units valued at $5,250,000, (b) time-based restricted stock units valued at $500,000 and (c) performance-based restricted stock units valued at $2,250,000. Under the Offer Letter, Mr. Thacker is eligible to participate in the Company’s Severance and Change in Control Plan (the “Severance Plan”) as a Tier 1 participant. The Severance Plan was filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the "SEC") on September 11, 2020, as amended by the Amended Severance and Change in Control Plan filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q with the SEC on February 5, 2026, and is incorporated by reference herein.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference. There are no arrangements or understandings between Mr. Thacker and any other person pursuant to which Mr. Thacker was appointed as CFO of the Company. Mr. Thacker does not have a family relationship with any director or executive officer of the Company (or any person nominated or chosen by the Company to become a director or executive officer of the Company) or a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 26, 2026, the Company issued a press release announcing Mr. Thacker’s appointment as CFO, as described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained or incorporated in this Item 7.01, including Exhibit 99.1, is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, by and between Siddharth Thacker and Peloton Interactive, Inc., dated May 21, 2026.
99.1	Press Release Announcing Appointment of CFO, dated May 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: May 26, 2026	By:	/s/ Tammy Albarran
Tammy Albarran
Chief Legal Officer